Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-4
*CUSIP:  21988K875    Class     A-1
         21988KAL1    Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of February 15, 2005.....                                       $0.00
         Scheduled Income received on securities.....              $3,331,125.00
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Distribution to Class A-1 Holders.....                    -3,150,000.00
         Distribution to Class A-2 Holders.....                     -$156,496.49
         Distribution to Class A-2 Holders of Amortization.....      -$24,628.51
         Distribution to Depositor.....                                   -$0.00
         Distribution to Trustee.....                                     -$0.00
Balance as of August 15, 2005.....                                         $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of February 15, 2005.....                                       $0.00
         Scheduled Principal received on securities.....                   $0.00

LESS:
         Distribution to Holders.....                                     -$0.00
Balance as of August 15, 2005.....                                         $0.00

               UNDERLYING SECURITIES HELD AS OF August 15, 2005


           Principal
             Amount                        Title of Security
          ------------    -----------------------------------------------------
          $105,000,000    Goldman Sachs Capital I 6.345% Capital Securities due
                          February 15, 2034
                          *CUSIP:  38143VAA7

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.